UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

B. Riley FinanCIAl, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2025, B. Riley Financial, Inc. (the “Company”) received written notification (the “Decision Letter”) from the Nasdaq Hearings Panel (the “Panel”) notifying the Company of its decision to grant the Company’s request to continue its listing on The Nasdaq Stock Market (“Nasdaq” or the “Exchange”), subject to the Company’s meeting certain conditions outlined in the letter.

The Company participated in a hearing with the Panel on November 4, 2025 in connection with the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), as previously notified by the Nasdaq Listing Qualifications Staff (the “Staff”) on April 3, 2025, May 21, 2025 and August 20, 2025. The basis for the Staff Determination Letter was that the Company had not yet filed its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 with the Securities and Exchange Commission (the “SEC”).

In the Decision Letter, the Hearings Advisor noted that the Panel reviewed the information presented by the Company, detailing the compliance plan proposed by the Company, as well as all other correspondence previously submitted by the Company and the Staff.

Panel Decision

Based on the information presented, the Panel determined to grant the Company an exception to cure its filing delinquencies. In the Decision Letter, the Panel noted the challenges the Company has faced in its financial reporting function and that the Company has retained appropriate external consultants, service providers and a new CFO in an effort to cure the current delinquency and aid in financial reporting moving forward. The Panel granted the Company’s request for continued listing on Nasdaq, subject to the following terms:

1. On or before November 21, 2025, the Company shall file the Form 10-Q for the period ended March 31, 2025;

2. On or before December 23, 2025, the Company shall file the Form 10-Q for the period ended June 30, 2025; and

3. On or before January 20, 2026, the Company shall file the Form 10-Q for the period ended September 30, 2025.

The Company filed its Quarterly Report on Form 10-Q for the period ended March 31, 2025 with the SEC on November 18, 2025.

The Company anticipates filing its Quarterly Reports on Form 10-Q for the periods ended June 30, 2025 and September 30, 2025 by the deadlines set forth in the Decision Letter.

The Decision Letter also noted that, should the Company miss any such deadline, the Panel will delist the Company’s securities from the Exchange.

The Panel also made it a requirement during the exception period that the Company provide prompt notification of any significant events that occur during this time that may affect the Company’s compliance with Nasdaq requirements.

The Company has the right to request that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) review the Decision Letter within 15 days from the date of the decision. The Company does not anticipate making such a request at this time.

In addition, the Decision Letter advised that the Listing Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review this Decision Letter, it may affirm, modify, reverse, dismiss or remand the decision to the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Chairman & Co-CEO

Date: November 19, 2025

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